Exhibit 99.1

RESOLUTION OF THE SHAREHOLDERS

OF

PROCONCEPT MARKETING GROUP, INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held at 3276 Buford Drive, #320, Buford, Georgia

WHEREAS there has been presented to and considered by this meeting a Motion elect the new OFFICERS of the company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter; and having opened the floor to all those who voice a preference in the issue, have decided unanimously and RESOLVED that:

JACOB GRABER and
DAVID PFISTER

Shall hereby serve as the new Directors of the company, commencing immediately.

Additionally, that DAVID E. PRICE shall serve as Secretary of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records of the company.

DATED: March 18th, 2011

/s/ Jacob Graber
Jacob Graber, Majority Holder